Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-255937) on Form S-3 and registration statements (Nos. 333-142583, 333-138830, 333-164545, and 333-229444) on Form S-8 of our report dated November 17, 2022, with respect to the consolidated financial statements of Sally Beauty Holdings, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Dallas, Texas

November 17, 2022